Exhibit 4.3

THE BANK OF NOVA SCOTIA,

Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A.,

U.S. Trustee

and

COMPUTERSHARE TRUST COMPANY OF CANADA,

Canadian Trustee

Indenture

Dated as of                 , 2017

Subordinated Debt Securities

(Non-Viability Contingent Capital (NVCC))

(subordinated indebtedness)

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939, as amended:

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311(a)	613
(b)	613
§ 312(a)	701
(b)	702
(c)	702
§ 313(a)	703
(b)	703
(c)	703
(d)	703
§ 314(a)	704
(a)(4)	101
1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315(a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316(a)	101
(a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

INDENTURE, dated as of                 , 2017, among The Bank of Nova Scotia, a Canadian chartered bank (herein called the “Bank”), having its principal executive offices located at 44 King Street West, Scotia Plaza, Toronto, Ontario, Canada M5H 1H1, Computershare Trust Company, N.A., a trust company organized under the laws of the United States, as United States Trustee (the “U.S. Trustee”) and Computershare Trust Company of Canada, a trust company duly organized and existing under the laws of Canada, as Canadian trustee (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustee” or “Trustees”).

RECITALS OF THE BANK

WHEREAS, the Bank has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated indebtedness (Non-Viability Contingent Capital (NVCC)) (subordinated indebtedness) (herein called the “Securities”), to be issued in one or more series as provided in this Indenture.

WHEREAS, this Indenture is subject to the provisions of the Bank Act (Canada) and the Trust Indenture Act of 1939, as amended, to the extent applicable under Rule 4d-9 thereunder, and shall, to the extent applicable, be governed by such provisions and by other applicable provisions of Trust Indenture Legislation; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Bank, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

(b)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, including the accounting requirements of the Superintendent of Financial Institutions Canada, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

(d)	unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(e)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f)	all references to dollars and $ shall mean U.S. dollars unless otherwise indicated.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by a Trustee pursuant to Section 614 to act on behalf of a Trustee to authenticate Securities of one or more series.

“Bank” means the Person named as the “Bank” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Bank” shall mean such successor Person.

“Bank Request” or “Bank Order” means a written request or order signed in the name of the Bank by any one of the President and Chief Executive Officer, a Vice-Chairman, a Group Head, the Group Head and Chief Financial Officer, the Executive Vice-President and Group Treasurer, the Managing Director and Head, Funding or any other natural person designated as an officer of the Bank by by-law or by Board Resolution and delivered to the Trustees.

“Board of Directors” means either the board of directors of the Bank or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Bank to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustees.

“Business Day”, when used with respect to any Place of Payment, means, unless otherwise specified as contemplated by Section 301, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.

“Canadian Trustee” means Computershare Trust Company of Canada and its successors hereunder.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Shares” means the common shares in the capital of the Bank.

“Corporate Trust Office”, with respect to the U.S. Trustee, means the principal corporate trust office of the U.S. Trustee in Highland Ranch, Colorado at which at any particular time its corporate trust business shall be administered, or such other address as the U.S. Trustee may designate from time to time by notice to the Holders and the Bank; and, with respect to the Canadian Trustee, means the principal corporate trust office of the Canadian Trustee in Toronto, Ontario at which at any particular time its corporate trust business shall be administered, or such other address as the Canadian Trustee may designate from time to time by notice to the Holders and the Bank.

“corporation” means a corporation, association, company, limited liability company, joint-stock company, business trust or other entity.

“Defaulted Interest” has the meaning specified in Section 307.

“Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, any Person that is designated to act as Depositary for such Securities as contemplated by Section 301.

“Early Payment Restrictions” has the meaning specified in Section 516.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

“Existing Trust Indentures” means, collectively, the deeds, indentures or other instruments, including any supplement or amendment thereto, to which the Bank is a party and under which the Bank has issued the following: (i) 8.90% Subordinated Debentures due June 2025; (ii) Floating Rate Subordinated Capital Debentures due August 2085; (iii) 3.015% Subordinated Callable Notes due November 2037; (iv) 3.37% Subordinated Callable Notes due April 2038; (v) 2.898% Subordinated Debentures due August 2022, (vi) 3.036% Subordinated Debentures due October 2024; (vii) 2.58% Subordinated Debentures due March 30, 2027; (viii) 3.367% Subordinated Debentures due December 8, 2025; and (ix) 4.500% Subordinated Notes due 2025 (Non-Viability Contingent Capital (NVCC)(subordinated indebtedness).

“Expiration Date” has the meaning specified in Section 104.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 (or such legend as may be specified as contemplated by Section 301 for such Securities).

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” at any time means all deposit liabilities of the Bank and all other liabilities and obligations of the Bank which in accordance with the accounting rules established for Canadian chartered banks issued under the authority of the Superintendent of Financial Institutions (Canada) appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada) pursuant to the Bank Act (Canada) or with International Financial Reporting Standards as issued by the International Accounting Standards Board, as the case may be, would be included in determining the total liabilities of the Bank at such time, other than liabilities for paid-up capital, contributed surplus, retained earnings and general reserves of the Bank.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Legislation that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of a Holder’s option to require the Bank to purchase or repay the Security or otherwise.

“NVCC Automatic Conversion” has the meaning specified in Section 1301.

“Officer’s Certificate” means a certificate signed by any one of the President and Chief Executive Officer, a Vice-Chairman, a Group Head, the Group Head and Chief Financial Officer, the Executive Vice-President and Group Treasurer, the Managing Director and Head, Funding or any other natural person designated as an officer of the Bank by by-law or by Board Resolution and delivered to the Trustees. The officer signing an Officer’s Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Bank.

“Opinion of Counsel” means a written opinion of counsel, who may be internal or external counsel for the Bank, and who shall be acceptable to the Trustees.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“OSFI” means the Office of the Superintendent of Financial Institutions (Canada).

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)	Securities theretofore cancelled by a Trustee or delivered to a Trustee for cancellation;

(b)

Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with a Trustee or any Paying Agent (other than the Bank) in trust or set aside and segregated in trust by the

Bank (if the Bank shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustees has been made;

(c)	Securities that have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustees proof satisfactory to them that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Bank;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more currencies or currency units other than U.S. dollars which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Bank or any other obligor upon the Securities or any Affiliate of the Bank or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether a Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities that a Responsible Officer of such Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustees the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Bank or any other obligor upon the Securities or any Affiliate of the Bank or of such other obligor.

“Paying Agent” means any Person authorized by the Bank to pay the principal of or any interest on any Securities on behalf of the Bank and may be the Bank in such capacity.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and interest on the Securities of that series are payable as specified as contemplated by Section 301, and as determined by the Trustees and the Bank.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Record Date” means any Regular Record Date or Special Record Date.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

“Responsible Officer” when used with respect to either Trustee, means any officer of such Trustee with direct responsibility for administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means Securities authenticated and delivered under this Indenture.

“Securities Act” means the United States Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means any Indebtedness other than Subordinated Indebtedness, including any Indebtedness to which Securities are expressly subordinated pursuant to Article Twelve.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustees pursuant to Section 307.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” at any time means:

(1)	the liability of the Bank in respect of the principal and premium, if any, and interest on the Securities and on debentures issued under the Existing Trust Indentures;

(2)	any Indebtedness which ranks equally with and not prior to the Securities or debentures issued under the Existing Trust Indentures, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all Indebtedness to which the Securities or debentures issued under the Existing Trust Indentures are subordinate in right of payment to at least the same extent as the Securities are subordinate thereto under the provisions of Article Twelve; and

(3)	any Indebtedness which ranks subordinate to and not equally with or prior to the Securities or debentures issued under the Existing Trust Indentures, in right of payment in the event of the insolvency or winding-up of the Bank and which, pursuant to the terms of the instrument evidencing or creating the same, is expressed to be subordinate in right of payment to all Indebtedness to which the Securities or debentures issued under the Existing Trust Indentures are subordinate in right of payment to at least the same extent as the Securities are subordinate thereto under the provisions of Article Twelve.

“Superintendent” means the Superintendent of Financial Institutions (Canada) appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada).

“Trigger Event” has the meaning set out in the OSFI, Guideline for Capital Adequacy Requirements (CAR), Chapter 2 - Definition of Capital, dated December 2016, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

(1)	the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of the Securities and all other contingent instruments issued by the Bank and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

(2)	a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under the trust indentures and of bodies corporate, including banks, issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture means (i) the applicable provisions of the Bank Act (Canada) and any statute that may be substituted therefor as from time to time amended, and any other statute of Canada or a province thereof, and of regulations under any such statute, and (ii) the Trust Indenture Act.

“Trustee” or “Trustees” means the Persons named as the “Canadian Trustee” and the “U.S. Trustee” in the first paragraph of this Indenture until a successor of either Trustee or both shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” or “Trustees” shall mean or include each Person who is then a Trustee hereunder. If the Canadian Trustee resigns or is removed and, pursuant to Section 610, the Bank is not required to appoint a successor Trustee to the Canadian Trustee, “Trustee”, “Trustees” and any reference to “both of the Trustees” shall mean the Person named as the U.S. Trustee or any successor thereto appointed pursuant to the applicable provisions of this Indenture.

“U.S. Trustee” means Computershare Trust Company, N.A. and its successors hereunder.

“Vice-President”, when used with respect to a Trustee, means any vice-president, whether or not designated by a number or a word or words added before or after the title “vice-president.”

SECTION 102 Compliance Certificates and Opinions. Upon any application or request by the Bank to either Trustee to take any action under any provision of this Indenture or if otherwise requested by either Trustee, the Bank shall furnish to the applicable Trustee such certificates and opinions as may be required under the Trust Indenture Legislation. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Bank, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Legislation and any other requirements set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103 Form of Documents Delivered to Trustees. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Bank may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Bank stating that the information with respect to such factual matters is in the possession of the Bank, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104 Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustees and, where it is hereby expressly required, to the Bank. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustees and the Bank, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustees deem sufficient.

For the purposes of this Indenture, the ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Bank in reliance thereon, whether or not notation of such action is made upon such Security.

The Bank may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Bank may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Bank from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Bank, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustees in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

The Trustees may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any request to institute proceedings referred to in Section 507(2) or (ii) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustees from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustees, at the Bank’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Bank in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

With respect to any record date set pursuant to this Section, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph; provided that the Expiration Date shall not be later than the 180th day after such record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

SECTION 105 Notices, Etc., to Trustees and Bank. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)	the U.S. Trustee by the Canadian Trustee, any Holder or by the Bank shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the U.S. Trustee at its Corporate Trust Office in the manner and as specified in an indenture supplemental hereto,

(2)	the Canadian Trustee by the U.S. Trustee, any Holder or by the Bank shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Canadian Trustee at its Corporate Trust Office in the manner and as specified in an indenture supplemental hereto, or

(3)	the Bank by the Trustees or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight courier or facsimile, to the Bank addressed to it at the address of its principal executive offices specified in an indenture supplemental hereto, or at any other address previously furnished in writing to the Trustees by the Bank.

The Trustees agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission (in “.pdf” format); provided, however, that (i) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to such Trustee within two Business Days, (ii) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions and (iii) receipt of such unsecured facsimile or electronic transmissions is confirmed by a Responsible Officer of such Trustee. The Trustees shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustees’ reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

SECTION 106 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with either Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustees shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Security (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

SECTION 107 Conflict with Trust Indenture Legislation. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Legislation that is required under the Trust Indenture Legislation to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Legislation that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109 Successors and Assigns. All covenants and agreements in this Indenture by the Bank shall bind its successors and assigns, whether so expressed or not.

SECTION 110 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111 Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112 Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York, except for Section 301(b), Article Twelve and Article Thirteen, which shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

SECTION 113 Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the date of such payment.

ARTICLE TWO

SECURITY FORMS

SECTION 201 Forms Generally. The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution, other appropriate Bank authorization or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution or other appropriate Bank authorization, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Bank and delivered to the Trustees at or prior to the delivery of the Bank Order contemplated by Section 303 for the authentication and delivery of such Securities. If all of the Securities of any series established by action taken pursuant to a Board Resolution or other appropriate Bank authorization are not to be issued at one time, it shall not be necessary to deliver a record of such action at the time of issuance of each Security of such series, but an appropriate record of such action shall be delivered at or before the time of issuance of the first Security of such series.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202 Form of Face of Security.

[Insert any legend required by Section 204]

[Insert any legend required by the Internal Revenue Code and the Income Tax Act (Canada) and the regulations thereunder.]

THE BANK OF NOVA SCOTIA

[Insert title of Securities]

This security will not constitute a deposit that is insured

under the Canada Deposit Insurance Corporation Act or by the

United States Federal Deposit Insurance Corporation.

No.:	CUSIP No.:
$

Issue Date:
Stated Maturity:

The Bank of Nova Scotia, a Schedule I bank under the Bank Act (Canada) (herein called the “Bank”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                 , or registered assigns, the principal sum of          Dollars on                 [if the Security is to bear interest prior to Maturity, insert, and to pay interest thereon from              or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] on                  and                 each year, commencing                 , at the rate of     % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be          the or          (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustees, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.]

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal shall be payable on demand.]

Payment of the principal of and [if applicable, insert — any such] interest on this Security will be made at the office or agency of the Bank maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert —; provided, however, that at the option of the Bank payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by a Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed.

Dated:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

SECTION 203 Form of Reverse of Security. This Security is one of a duly authorized issue of securities of the Bank (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of                 , 2017 (herein called the Indenture,” which term shall have the meaning assigned to it in such instrument), among the Bank, Computershare Trust Company, N.A. (the “U.S. Trustee”) and Computershare Trust Company of Canada (the “Canadian Trustee” and, together with the U.S. Trustee, the “Trustee” or “Trustees”, which terms include any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank, the Trustees and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, [initially] limited in aggregate principal amount to $        , provided that, the Bank may, without the consent of any Holder, at any time and from time to time, increase the initial principal amount.]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert reference to any other right of the Bank to redeem a Security of this series.]

[If applicable, insert provisions requiring an adjustment to the interest rate in certain circumstances.]

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustees on his, her or its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints each Trustee as his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

Upon the occurrence of a Trigger Event, this Security will automatically and immediately be converted, on a full and permanent basis, without the consent of the Holders thereof, into a number of fully-paid Common Shares in the manner specified on the reverse of this Security (an “NVCC Automatic Conversion”). By acquiring this Security, any Holder or Beneficial Owner of this Security or any interest therein, including any person acquiring any Security or interest therein after the date hereof, irrevocably consents to the principal amount of this Security and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion shall occur without any further action on the part of such Holder or Beneficial Owner or the Trustee

If an Event of Default with respect to Securities of this series shall occur, and a Trigger Event has not occurred, the principal of the Securities of this series will become immediately due and payable as provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bank and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Bank and the Trustees with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected, or in certain cases the unanimous consent of each of such Holders. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Bank with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustees written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustees to institute proceedings in respect of such Event of Default as Trustees and offered the Trustees reasonable indemnity, and the Trustees shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 90 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

For disclosure purposes under the Interest Act (Canada), whenever in the Securities of this series or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Bank in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Bank and the Trustees may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Bank, the Trustees and any agent of the Bank or the Trustees may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Bank, the Trustees nor any such agent shall be affected by notice to the contrary.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 204 Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 301 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.”

SECTION 205 Form of Trustee’s Certificate of Authentication. Subject to Section 614, each of the Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
Name:
Title:

OR

COMPUTERSHARE TRUST COMPANY OF CANADA as Canadian Trustee

By:
Name:
Title:

ARTICLE THREE

THE SECURITIES

SECTION 301 Amount Unlimited; Issuable in Series.

(a)	The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

(b)	Subject to the subordination provisions in Article Twelve, the Securities are unsecured subordinated indebtedness of the Bank.

(c)	The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or other appropriate Bank authorization and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1)	the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2)	any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)	the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)	the date or dates on which the principal of any Securities of the series is payable or whether the Securities of the series are perpetual securities with no scheduled Stated Maturity with respect to the payment of principal of the Securities of the series;

(5)	the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6)	the place or places where the principal of and interest on any Securities of the series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, any restrictions that may be applicable to any such transfer or exchange in addition to or in lieu of those set forth herein, and the place or places where notices and demands to or upon the Bank in respect of the Securities of such series may be made;

(7)	the terms applicable to deferral or cancellation of payments of principal or interest, if any, including payments deferred or cancelled at the Bank’s sole discretion;

(8)	the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Bank and the manner in which any election by the Bank to redeem the Securities shall be evidenced;

(9)	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(10)	if the amount of principal of or interest on any Securities of the series may be determined with reference to an index, a financial or economic measure or pursuant to a formula, the manner in which such amounts shall be determined;

(11)	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;

(12)	if the principal of or interest on any Securities of the series is to be payable, at the election of the Bank or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13)	if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14)

if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15)	if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 204 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 305 in which any such Global Security may be exchanged in whole or in part for registered Securities, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof and any other provisions governing exchanges or transfers of any such Global Security;

(16)	any addition to, deletion from or change in the covenants set forth in Article Ten which applies to Securities of the series;

(17)	if applicable, any conversion, exercise or exchange provisions, including the terms on which and the period during which such conversion, exercise or exchange may occur;

(18)	CUSIP or other identifying numbers of the Securities

(19)	any applicable additional provision or provisions related to a Trigger Event and an NVCC Automatic Conversion; and

(20)	any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution or other appropriate Bank authorization referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at one time and, unless otherwise provided in or pursuant to the Board Resolution or other appropriate Bank authorization referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto with respect to a series of Securities, additional Securities of a series may be issued, at the option of the Bank, without the consent of any Holder, at any time and from time to time.

If any of the terms of the series are established by action taken pursuant to a Board Resolution or other appropriate Bank authorization, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Bank and delivered to the Trustees at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302 Denominations. The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 303 Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Bank by any one of the Bank’s President and Chief Executive Officer, Vice-Chairman, Group Head, Group Head and Chief Financial Officer, Executive Vice-President and Group Treasurer or the Managing Director and Head, Funding (or any Person designated by one of them in writing as authorized to execute and deliver Securities or any Person designated by the Board of Directors as authorized to execute and deliver Securities), and delivered to the Trustee. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Bank shall bind the Bank, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Bank may deliver Securities of any series executed by the Bank to the Trustees for authentication, together with a Bank Order for the authentication and delivery of such Securities, and either Trustee, or both, in accordance with the Bank Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or other appropriate Bank authorization as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustees shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1)	if the form of such Securities has been established by or pursuant to Board Resolution or other appropriate Bank authorization as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(2)	if the terms of such Securities have been established by or pursuant to Board Resolution or other appropriate Bank authorization as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(3)	that such Securities, when authenticated and delivered by either Trustee, or both, and issued by the Bank in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Bank enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustees shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustees’ own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustees.

Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, including in the event that the size of a series of Outstanding Securities is increased as contemplated by Section 301, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Bank Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the U.S. Trustee or by the Canadian Trustee, or both, by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Bank, and the Bank shall deliver such Security to the Trustees for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304 Temporary Securities. Pending the preparation of definitive Securities of any series, the Bank may execute, and upon Bank Order the Trustees, or either of them, shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Bank executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Bank will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Bank in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Bank shall execute and either Trustee, or both, shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305 Registration, Registration of Transfer and Exchange. The Bank shall cause to be kept at the Corporate Trust Office of the Trustees a register (the register maintained in such office and in any other office or agency of the Bank in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Bank shall provide for the registration of Securities and of transfers of Securities. The Trustees are hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Bank in a Place of Payment for that series, the Bank shall execute, and either Trustee, or both, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Bank shall execute, and either Trustee, or both, shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Bank or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Bank and the Trustees may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1303 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Bank shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)	Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)	Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for registered Securities, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Bank that it is unwilling or unable or no longer permitted under applicable law to continue as Depositary for such Global Security and the Bank does not appoint another institution to act as Depositary within 60 days, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (C) the Bank so directs the Trustees by a Bank Order or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 301.

(3)	Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)	Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in such Global Security shall be required to be reflected in book entry form.

None of the Trustees or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustees, the Security Registrar or any Paying Agent shall have any responsibility or obligation to any beneficial owner in a Global Security, a member of, or participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in a Global Security or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary or its nominee) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Global Security. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of any Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustees, the Security Registrar and the Paying Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustees, the Security Registrar and the Paying Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustees, the Security Registrar or the Paying Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any member or participant or between or among the Depositary, any such member or participant and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

SECTION 306 Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to either Trustee, the Bank shall execute and either Trustee, or both, shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Bank and to either Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Bank or the Trustees that such Security has been acquired by a protected purchaser in good faith, the Bank shall execute and either Trustee, or both, shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Bank in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Bank may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustees) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Bank, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307 Payment of Interest; Interest Rights Preserved. Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Bank, at its election in each case, as provided in Clause (1) or (2) below:

(1)

The Bank may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Bank shall notify the Trustees in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Bank shall deposit with either Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustees for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustees shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustees of the notice of the proposed payment.

The Trustees shall promptly notify the Bank of such Special Record Date and, in the name and at the expense of the Bank, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been provided, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)	The Bank may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Bank to the Trustees of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Bank, the Trustees and any agent of the Bank or the Trustees may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Bank, the Trustees nor any agent of the Bank or the Trustees shall be affected by notice to the contrary.

SECTION 309 Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than a Trustee, be delivered to a Trustee and shall be promptly cancelled by it. The Bank may at any time deliver to either Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Bank may have acquired in any manner whatsoever, and may deliver to either Trustee (or to any other Person for delivery to such Trustee) for cancellation any Securities previously authenticated hereunder which the Bank has not issued and sold, and all Securities so delivered shall be promptly cancelled by such Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustees shall be disposed of in accordance with its customary procedures.

SECTION 310 Computation of Interest. Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. For disclosure purposes under the Interest Act (Canada), whenever in this Indenture or in any Securities issued hereunder interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

SECTION 311 CUSIP Numbers. The Bank in issuing any series of the Securities may use CUSIP numbers, if then generally in use, and thereafter with respect to such series, the Trustees may use such numbers in any notice of redemption with respect to such series, provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the

Securities of that series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of that series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Bank will promptly notify the Trustees, in writing, of any changes in the CUSIP numbers.

SECTION 312 Original Issue Discount. If any of the Securities is an Original Issue Discount Security, the Bank shall file with the Trustees promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on such Outstanding Original Issue Discount Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401 Satisfaction and Discharge of Indenture. This Indenture shall upon Bank Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustees, at the expense of the Bank, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(1)	either:

(A)	all Securities theretofore authenticated and delivered (other than (i) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Bank and thereafter repaid to the Bank or discharged from such trust, as provided in Section 1003) have been delivered to a Trustee for cancellation; or

(B)	all such Securities not theretofore delivered to either Trustee for cancellation

(i)	have become due and payable, or

(ii)	are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption by the Trustees in the name, and at the expense, of the Bank,

and the Bank, in the case of subclause (B)(i) or (ii) above, has deposited or caused to be deposited with either Trustee as trust funds in trust for such purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to such Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)	the Bank has paid or caused to be paid all other sums payable hereunder by the Bank; and

(3)	the Bank has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Bank to the Trustees under Section 607, and, if money shall have been deposited with the Trustees pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustees under Section 402 and the last paragraph of Section 1003, shall survive.

SECTION 402 Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustees pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Bank acting as its own Paying Agent) as the Trustees may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustees.

ARTICLE FIVE

REMEDIES

SECTION 501 Events of Default.

(a) “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): if the Bank shall become insolvent or bankrupt or subject to the provisions of the Winding-up and Restructuring Act (Canada), or any statute hereafter enacted in substitution therefor, as such Act, or substituted Act, may be amended from time to time, or if the Bank goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction, passes a resolution for the winding-up, liquidation or dissolution of the Bank, is ordered wound-up or otherwise acknowledges its insolvency (provided that a resolution or order for winding-up the Bank with a view to its consolidation, amalgamation or merger with another Person or the conveyance, transfer, sale or lease of its properties and assets as an entirety to such other Person, as provided in Article Eight, shall not constitute an Event of Default under this Section 501 if such successor Person shall, as a part of such consolidation, amalgamation, merger, conveyance, transfer, sale or lease, and, within ninety (90) days from the passing of the resolution or the date of the order for the winding-up or liquidation of the Bank or within such further period of time as may be allowed by the Trustee, comply with the conditions for such purpose provided in Article Eight).

(b) Notwithstanding Section 501(a), and for greater certainty, neither a default in the performance of any covenant of the Bank in this Indenture nor the occurrence of an NVCC Automatic Conversion shall constitute an Event of Default.

SECTION 502 Acceleration of Maturity. If an Event of Default occurs and a Trigger Event has not occurred, the entire principal amount of and accrued and unpaid interest on all of the outstanding Securities will become immediately due and payable without any declaration or other act on the part of the Trustees or any Holders of the Securities.

SECTION 503 Suits for Enforcement by Trustees. If an Event of Default with respect to Securities of any series occurs and is continuing, either Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as such Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504 Trustees May File Proofs of Claim. In case of any judicial proceeding relative to the Bank (or any other obligor upon the Securities), its property or its creditors, the Trustees shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Legislation in order to have claims of the Holders and the Trustees allowed in any such proceeding. In particular, the Trustees shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustees and, in the event that the Trustees shall consent to the making of such payments directly to the Holders, to pay to the Trustees any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due to such Trustee under Section 607.

No provision of this Indenture shall be deemed to authorize the Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustees may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505 Trustees May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustees without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by a Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of such Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506 Application of Money Collected. Any money collected by a Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustees and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustees under Section 607; and

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

SECTION 507 Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given written notice to the Trustees of a continuing Event of Default with respect to the Securities of that series;

(2)	the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustees to institute proceedings in respect of such Event of Default in their own names as Trustees hereunder;

(3)	such Holder or Holders have offered to the Trustees reasonable indemnity acceptable to the Trustees against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustees for 90 days after their receipt of such notice, request and offer of indemnity have failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustees during such 90-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508 Right of Holders to Receive Principal. Notwithstanding any other provision in this Indenture, if a Trigger Event has not occurred, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509 Restoration of Rights and Remedies. If either Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Bank, the Trustees and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustees and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustees or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511 Delay or Omission Not Waiver. No delay or omission of the Trustees or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustees or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustees or by the Holders, as the case may be.

SECTION 512 Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred on the Trustees, with respect to the Securities of such series, provided that:

(1)	such direction shall not be in conflict with any rule of law or with this Indenture,

(2)	the Trustees may take any other action deemed proper by the Trustees which is not inconsistent with such direction, and

(3)	the Holders have provided the Trustees with reasonable indemnification acceptable to the Trustees against liability and expenses arising from such action.

SECTION 513 Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default:

(1)	in the payment of the principal of or interest on any Security of such series, or

(2)	in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken, suffered or omitted by them as Trustees, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Legislation; provided that neither this Section nor the Trust Indenture Legislation shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Bank.

SECTION 515 Waiver of Usury, Stay or Extension Laws. The Bank covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Bank (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustees, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 516 Bank Act Limitation on Payment. If any provisions (herein referred to as “Early Payment Restrictions”) contained, from time to time, in the Bank Act (Canada) or in any rules, regulations, orders or guidelines passed pursuant thereto or in connection therewith or guidelines issued by the Superintendent of Financial Institutions (Canada) appointed pursuant to the Office of the Superintendent of Financial Institutions Act (Canada) in relation thereto shall limit the right of the Bank to pay the Securities on or before a date prescribed by Early Payment Restrictions, Sections 501, 502, 503, 507 and 508 shall be subject to such Early Payment Restrictions; provided that so long as any Early Payment Restriction shall be applicable to any Securities, the Trustees shall take such action as shall not be precluded by the Early Payment Restrictions and as it shall deem appropriate, or as it shall be directed to take by the Holders pursuant to Section 512, to preserve and protect the interests of Holders of Securities then outstanding to which the Early Payment Restrictions are applicable and to obtain or collect all amounts to which they may be entitled and to distribute the same to them at the earliest time permitted by the Early Payment Restrictions, such action to include, without limitation, the filing and proving of claims with respect to the Securities then outstanding to which the Early Payment Restrictions are applicable in any insolvency or winding up proceedings relating to the Bank and the enforcement of such claims on behalf of the Holders of such Securities.

ARTICLE SIX

THE TRUSTEES

SECTION 601 Certain Duties and Responsibilities. The duties and responsibilities of the Trustees shall be as provided by the Trust Indenture Legislation. The obligation of the Trustees to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustees or the Holders of Securities hereunder shall be conditional upon the Holders of Securities furnishing, when required by notice in writing from the Trustees, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustees to protect and hold harmless the Trustees against the costs, charges and expenses and liabilities that may be incurred thereby and any loss and damage they may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur financial liability in the performance of any of their duties or in the exercise of any of their rights or powers unless indemnified as aforesaid.

SECTION 602 Notice of Defaults. If a Responsible Officer of the Trustees has received written notice of the occurrence of a default hereunder with respect to Securities of any series, the Trustees shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Legislation. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series.

SECTION 603 Certain Rights of Trustees. Subject to the provisions of Section 601:

(1) the Trustees may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Bank mentioned herein shall be sufficiently evidenced by a Bank Request or Bank Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustees shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, each Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;

(4) the Trustees may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustees shall be under no obligation to exercise any of the rights or powers vested in them by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustees security or indemnity reasonably satisfactory to them against the costs, expenses and liabilities which might be incurred by them in compliance with such request or direction;

(6) the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustees, in their discretion, may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Bank, personally or by agent or attorney during the Bank’s normal business hours; provided, however, that the Trustees shall cause their agents and attorneys to agree in writing to hold in confidence all such information except to the extent disclosure may be required by law and except to the extent that the Trustees, in their sole judgment, may determine that such disclosure is consistent with their obligations hereunder;

(7) the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by them hereunder, and the Trustees may also employ advisors and experts to assist in the performance of the Trustees’ powers and duties under this Indenture;

(8) the rights, privileges, protections, immunities and benefits given to the Trustees, including, without limitation, their right to be indemnified, are extended to, and shall be enforceable by, the Trustees in each of their capacities hereunder;

(9) the Trustees shall not be deemed to have notice of any Event of Default unless written notice of any event which is in fact such a default is delivered to a Responsible Officer of the Trustees in accordance with an appropriate manner of delivery as set forth elsewhere in this Indenture, and such notice references the Securities or this Indenture;

(10) the permissive rights of the Trustees to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so;

(11) anything in this Indenture to the contrary notwithstanding, in no event shall the Trustees be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Trustees have been advised of the likelihood of such loss or damage and regardless of the form of action;

(12) in no event shall the Trustees be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustees shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(13) the Trustees may request that the Bank deliver a certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 604 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except for a Trustee’s certificate of authentication, shall be taken as the statements of the Bank, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustees shall not be accountable for the use or application by the Bank of Securities or the proceeds thereof.

SECTION 605 May Hold Securities. The Trustees, any Paying Agent, any Security Registrar or any other agent of the Bank, in their individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Bank with the same rights they would have if they were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 606 Money Held in Trust. Money held by the Trustees in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustees shall be under no liability for interest on any money received by them hereunder except as otherwise agreed with the Bank.

SECTION 607 Compensation and Reimbursement. The Bank agrees:

(a) to pay to the Trustees from time to time such compensation as shall be agreed to in writing between the Bank and the Trustees for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustees (in addition to the compensation for their services) in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith;

(c) to indemnify and save harmless the Trustees and their officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever which may be brought against the Trustees or which they may suffer or incur as a result or arising out of the performance of their duties and obligations under this Indenture, save only in the event of gross negligence or willful misconduct of the Trustees. It is understood and agreed that this indemnification shall survive the termination or the discharge of this Indenture or the resignation of the Trustees.

(d) when the Trustees incur any expenses or render any services in connection with an Event of Default specified in Section 501, such expenses (including the reasonable charges and expenses of their counsel) and the compensation for such services are intended to constitute expenses of administration under the Winding-Up and Restructuring Act (Canada) or any similar Canadian or United States federal or state law for the relief of debtors;

(e) in connection with the payment obligations of the Bank in this Section 607, the parties hereto hereby recognize that the Trustees shall have a claim prior to the Securities on all money or property held by the Trustees in connection with this Indenture, except sums that are held in trust to pay principal and interest on particular Securities; and

(f) the provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustees.

SECTION 608 Conflicting Interests. If a Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Legislation, such Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Legislation and this Indenture. To the extent permitted by such Trust Indenture Legislation, a Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee (i) under this Indenture with respect to the Securities of more than one series, (ii) under the senior debt indenture, dated January 22, 2010, among the Bank and the Trustees, as may be amended or supplemented, or (iii) under the subordinated debt indenture, dated December 16, 2015, among the Bank and the Trustees, as amended or supplemented.

SECTION 609 Corporate Trustee Required; Eligibility. There shall at all times be a U.S. Trustee hereunder with respect to the Securities of each series, which may be the Trustee hereunder for Securities of one or more other series. Each U.S. Trustee shall be a Person that is eligible pursuant to the Trust Indenture Legislation to act as such and has a combined capital and surplus of at least $15,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Legislation, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the U.S. Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

For so long as required by the Trust Indenture Legislation, there shall be a Canadian Trustee under this Indenture. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein. If at any time the Canadian Trustee shall cease to be eligible in accordance with this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610 Resignation and Removal; Appointment of Successor. No resignation or removal of either Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

Either Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Bank. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to such Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

Either Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to such Trustee and to the Bank. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to such Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may, at the expense of the Bank, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If at any time:

(1)	either Trustee shall fail to comply with Section 608 after written request therefor by the Bank or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)	either Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Bank or by any such Holder, or

(3)	either Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Bank by a Board Resolution or other appropriate Bank authorization may remove such Trustee with respect to all Securities, or (B) subject to Section 514, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

If either Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the U.S. Trustee or the Canadian Trustee for any cause, with respect to the Securities of one or more series, the Bank shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Bank and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Bank. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Bank or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Bank shall give notice of each resignation and each removal of a Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

If a Canadian Trustee under this Indenture is no longer required by the Trust Indenture Legislation, then the Bank by a Board Resolution, may remove the Canadian Trustee after giving 30 days’ notice.

SECTION 611 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Bank and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Bank or the successor Trustee, such retiring Trustee shall, upon payment of its charges and any fees owing, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Bank, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and that (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Bank or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Bank shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which either Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which either Trustee shall be a party, or any corporation succeeding to all or substantially (the determination of substantially all shall be made by the Trustee in its sole and absolute discretion) of all the corporate trust business of either Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by a Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613 Preferential Collection of Claims Against Bank. If and when a Trustee shall be or become a creditor of the Bank (or any other obligor upon the Securities), such Trustee shall be subject to the provisions of the Trust Indenture Legislation regarding the collection of claims against the Bank (or any such other obligor).

SECTION 614 Appointment of Authenticating Agent. The Trustees may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustees to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustees hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustees or either Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustees by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustees by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Bank and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $15,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent (including the authenticating agency contemplated by this Indenture), shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustees or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustees and to the Bank. The Trustees may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Bank. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustees may appoint a successor Authenticating Agent that shall be acceptable to the Bank and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Bank agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to either or both Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
As Authenticating Agent
OR

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
As Authenticating Agent

SECTION 615 Joint Trustees. The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Trustee individually, except to the extent the Trustees are required under Trust Indenture Legislation to perform such acts jointly, and neither Trustee shall be liable or responsible for the acts or omissions of the other Trustee. Unless the context implies or requires otherwise, any written notice, request, direction, certificate, instruction, opinion or other document (each such document, a “Writing”) delivered pursuant to any provision of this Indenture to any of the U.S. Trustee or the Canadian Trustee shall be deemed for all purposes of this Indenture as delivery of such Writing to the Trustees. Each such Trustee in receipt of such Writing shall notify such other Trustee of its receipt of such Writing within two Business Days of such receipt provided, however, that any failure of such Trustee in receipt of such Writing to so notify such other Trustee shall not be deemed as a deficiency in the delivery of such Writing to the Trustees.

SECTION 616 Not Bound to Act. The Trustees shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustees, in their sole judgment, determine that such act might cause them to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Trustees, in their sole judgment, determine at any time that their acting under this Indenture has resulted in their being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then they shall have the right to resign on 10 days written notice to the Bank, provided that (i) such Trustee’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to such Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEES AND BANK

SECTION 701 Bank to Furnish Trustees Names and Addresses of Holders.

(a)	The Bank will furnish or cause to be furnished to the Trustees:

(1)	semi-annually either (i) not later than January 15 and July 15 in each year in the case of any series of Securities consisting solely of Original Issue Discount Securities which by their terms do not bear interest prior to Maturity, or (ii) not more than 15 days after each Regular Record Date in the case of Securities of any other series, a list, in such form as the Trustees may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding January 1 or July 1 or as of such Regular Record Date, as the case may be; and

(2)	at such other times as the Trustees may request in writing, within such time and as of such date as necessary for the Trustees to comply with clause (b) of this Section 701, a list of similar form and content;

excluding from any such list names and addresses received by the Trustees in their capacity as Security Registrar.

(b)	A Holder may, upon payment to either Trustee of a reasonable fee and subject to compliance with any applicable requirement of the Trust Indenture Legislation, require such Trustee to furnish within 15 days after receiving the statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder, (ii) the aggregate principal amount of Securities owned by each registered Holder, and (iii) the aggregate principal amount of Outstanding Securities, each as shown on the records of such Trustee on the day that the statutory declaration is delivered to such Trustee. The statutory declaration shall contain (i) the name and address of the Holder, (ii) where the Holder is a corporation, its name and address for service, and (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Securities, or any other matter relating to the Securities or the affairs of the Bank. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation.

SECTION 702 Preservation of Information; Communications to Holders. The Trustees shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustees as provided in Section 701 and the names and addresses of Holders received by the Trustees in their capacity as Security Registrar. The Trustees may destroy any list furnished to them as provided in Section 701 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustees, shall be as provided by the Trust Indenture Legislation.

Every Holder of Securities, by receiving and holding the same, agrees with the Bank and the Trustees that neither the Bank nor the Trustees nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Legislation.

SECTION 703 Reports by Trustees. The Trustees shall transmit to Holders such reports concerning the Trustees and their actions under this Indenture as may be required pursuant to the Trust Indenture Legislation at the times and in the manner provided pursuant thereto.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustees with each stock exchange upon which any Securities are listed, with the Commission and with the Bank. The Bank will notify the Trustees when any Securities are listed on any stock exchange.

SECTION 704 Reports by Bank. The Bank shall file with the Trustees and the Commission, and transmit to Holders, such information, documents and other reports as may be required by the Trust Indenture Legislation; provided that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustees at the same time as filed with the Commission.

Delivery of such reports, information and documents to the Trustees is for informational purposes only and shall not constitute a representation or warranty as to the accuracy or completeness of the reports, information or documents. The Trustees’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Bank’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to conclusively rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, AMALGAMATION, MERGER,

CONVEYANCE, TRANSFER OR LEASE

SECTION 801 Bank May Consolidate, Etc., Only on Certain Terms. The Bank shall not merge, amalgamate, consolidate or otherwise combine with another entity or sell or lease substantially all of the Bank’s assets to another entity, unless:

(a) in case the Bank shall merge, amalgamate, consolidate or otherwise combine with another entity or sell or lease substantially all of the Bank’s assets to another entity, the surviving, resulting or acquiring entity shall be a duly organized entity and shall be legally responsible for and assume, whether by agreement, operation of law or otherwise, the Securities and the Bank’s obligations under this Indenture;

(b) any such merger, amalgamation, consolidation or other combination, or sale or lease of assets, would not result in an Event of Default, nor any event which, after any requirements for giving the Bank default notice and any requirements for lapse of time for the event to become a default were both disregarded, would become an Event of Default; and

(c) the Bank has delivered to the Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, amalgamation, consolidation or other combination, or sale or lease of assets and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802 Successor Substituted. Upon any consolidation or amalgamation of the Bank with, or merger of the Bank into, any other Person or any conveyance, transfer or lease of the properties and assets of the Bank substantially as an entirety in accordance with Section 801, the successor Person formed by or resulting from such consolidation or amalgamation or into which the Bank is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Bank under this Indenture with the same effect as if such successor Person had been named as the Bank herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901 Supplemental Indentures without Consent of Holders. Without the consent of any Holders, the Bank and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

(1)	to evidence the succession of another Person to the Bank and the assumption by any such successor of the covenants of the Bank herein and in the Securities; or

(2)	to add to the covenants of the Bank for the benefit of some or all of the Holders of all or any series of Securities or of particular Securities within a series (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series or such particular Securities) or to surrender any right or power herein conferred upon the Bank; or

(3)	to add any additional Events of Default for the benefit of some or all of the Holders of all or any series of Securities or of particular Securities within a series (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series or such particular Securities); or

(4)	to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5)	to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no Security described in clause (i) Outstanding; or

(6)	to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

(7)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

(8)	to comply with the provisions of the Depositary or the Trustees with respect to the provisions in this Indenture and the Securities relating to transfers and exchanges of Securities or beneficial interests in Securities; or

(9)	to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Bank and the Trustees, the Bank and the Trustees may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that if the supplemental indenture shall expressly provide that any provision to be changed or eliminated shall apply to fewer than all the Outstanding Securities hereunder or under a particular series under this Indenture, then, to the extent not inconsistent with the Trust Indenture Legislation, any such consent may be given by Holders of not less than a majority in principal amount of the Outstanding Securities hereunder or under such series to which such change or elimination shall apply; provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby (whether or not such affected Securities comprise all Securities under this Indenture or under a particular series),

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair a Holder’s right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), in each case, in any manner not permitted pursuant to the terms of such Securities; or

(2)	reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(3)	modify the provisions of this Indenture with respect to the subordination of any Securities in a manner adverse to Holders of such Securities; or

(4)	modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 1006, or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(7).

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more identified series of Securities or Securities within a series of Securities, or that modifies the rights of the Holders of

Securities of such series or Holders of particular Securities within a series with respect to such covenant or other provision, shall be deemed to affect only the rights under this Indenture of the Holders of Securities of the identified series or of particular Securities within the identified series, and shall be deemed not to affect the rights under this Indenture of the Holders of any other Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustees shall be entitled to receive, in addition to the documents required by Section 102, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Each Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905 Conformity with Trust Indenture Legislation. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Legislation.

SECTION 906 Reference in Securities to Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustees, bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Bank shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustees and the Bank, to any such supplemental indenture may be prepared and executed by the Bank and authenticated and delivered by either Trustee or both Trustees in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001 Payment of Principal and Interest. The Bank covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

SECTION 1002 Maintenance of Office or Agency. The Bank will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Bank in respect of the Securities of that series and this Indenture may be served. The Bank will give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency. If at any time the Bank shall fail to maintain any such required office or agency or shall fail to furnish the Trustees with the address thereof, such presentations, surrenders, notices and demands may be made or served at such location as determined by the Bank and the Trustees.

The Bank may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Bank of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Bank will give prompt written notice to the Trustees of any such designation or rescission and of any change in the location of any such other office or agency.

If the Bank issues Securities of any series through a branch, agency or office other than its head or home office, the Bank represents that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of the Bank, the obligations of the Bank in respect of such Securities are the same as if it had issued such Securities through its head or home office.

SECTION 1003 Money for Securities Payments to Be Held in Trust. If the Bank shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or interest on any of the Securities of that series, deposit in an account established for the purpose of providing the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustees of its action or failure so to act.

Whenever the Bank shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Legislation, and (unless such Paying Agent is the Trustee) the Bank will promptly notify the Trustees of its action or failure so to act.

The Bank will cause each Paying Agent for any series of Securities other than the Trustees to execute and deliver to the Trustees an instrument in which such Paying Agent shall agree with the Trustees, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Legislation applicable to it as a Paying Agent and (2) during the continuance of any default by the Bank (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustees, forthwith pay to the Trustees all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Bank may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Bank Order direct any Paying Agent to pay, to the Trustees all sums held by the Bank or such Paying Agent, such sums to be held by the Trustees in trust for the benefit of the Persons entitled thereto; and, upon such payment by any Paying Agent to the Trustees, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustees or any Paying Agent in trust for the payment of the principal of or interest on any Security of any series and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Bank on Bank Request; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Bank for payment thereof, and all liability of the Trustees or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustees or such Paying Agent, before being required to make any such repayment, may at the expense of the Bank cause to be published once, in a newspaper or newspapers published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York and the City of Toronto, Ontario, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Bank.

SECTION 1004 Statement by Officers as to Default. The Bank will deliver to the Trustees, within 120 days after the end of each fiscal year of the Bank ending after the date hereof and at any other time on the demand of either Trustee, an Officer’s Certificate, stating whether or not to the best knowledge of the signatory thereof the Bank is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Bank shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 1005 Existence. Subject to Article Eight, the Bank will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 1006 Waiver of Certain Covenants. Subject to Section 502 and Section 902, and except as otherwise specified as contemplated by Section 301 for Securities of such series, the Bank may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 301(c)(16), 901(2) or 901(6) for the benefit of the Holders of such series or in Section 1005 if before time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Bank and the duties of the Trustees in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101 Applicability of Article. Subject to any law restricting the redemption of the Securities, Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.

SECTION 1102 Election to Redeem; Notice to Trustees. The election of the Bank to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Bank of the Securities of any series (including any such redemption affecting only a single Security), the Bank shall, at least 60 days prior to the Redemption Date fixed by the Bank (unless a shorter notice shall be satisfactory to the Trustees), notify the Trustees of such Redemption Date, of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Bank shall furnish the Trustees with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 1103 Selection by Trustees of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed (unless all the Securities of such series are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustees, from the Outstanding Securities of such series not previously called for redemption, (a) if the Securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Securities are listed, (b) if the Securities of such series are not so listed but are in global form, then in accordance with the procedures of the applicable Depositary or (c) if the Securities of such series are not so listed and are not in global form, then on a pro rata basis or by lot, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption in accordance with the preceding sentence.

The Trustees shall promptly notify the Bank in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

SECTION 1104 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

All notices of redemption shall state:

(1)	the Redemption Date;

(2)	the Redemption Price;

(3)	if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(4)	that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(5)	the place or places where each such Security is to be surrendered for payment of the Redemption Price; and

(6)	if applicable, the CUSIP or other identifying numbers of the Securities of that series.

Notice of redemption of Securities to be redeemed at the election of the Bank shall be given by the Bank or, at the Bank’s request, by the Trustees in the name and at the expense of the Bank and, unless otherwise specified or contemplated by Section 301, shall be irrevocable.

SECTION 1105 Deposit of Redemption Price. Prior to any Redemption Date, the Bank shall deposit with either Trustee or with a Paying Agent (or, if the Bank is acting as its own Paying Agent, deposit in an account established for the purpose as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106 Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Bank shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Bank at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1107 Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Bank or the Trustees so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Bank and the Trustees duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Bank shall execute, and the Trustees shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SUBORDINATION OF SECURITIES

SECTION 1201 Securities Subordinate to Deposit Liabilities and Other Indebtedness. The Securities will be direct unsecured debt obligations constituting bank subordinated indebtedness within the meaning of the Bank Act (Canada) and, in the event of the insolvency or winding-up of the Bank, the indebtedness evidenced by the Securities ranks:

(a)	in right of payment equally with and not prior to the debentures under the Existing Trust Indentures; and

(a)	subordinate in right of payment to the prior payment in full of (i) Senior Indebtedness of the Bank then outstanding; and (ii) all Indebtedness to which the notes and debentures under the Existing Trust Indentures are subordinate in right of payment to the same extent as the notes and debentures under the Existing Trust Indentures are subordinate thereto, in each case, whether now outstanding or hereafter incurred.

The Bank agrees and each Holder of any Security, by his, her or its acceptance of such Security, also agrees and shall be deemed conclusively to have agreed, for the benefit of the present and future holders of Senior Indebtedness, and for the benefit of all present and future holders of Indebtedness to which the notes and debentures under the Existing Trust Indentures are subordinate in right of payment, to the provisions of this Article Twelve and the Bank and each Holder of any Security by his, her or its acceptance of such Security shall be bound by such provisions.

SECTION 1202 Further Assurances of Subordination. Each Holder of Securities by his, her or its acceptance of such Security authorizes and directs the Trustees on his, her or its behalf to take such action as may be necessary or appropriate to further assure the subordination as provided in this Article Twelve.

SECTION 1203 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon payment or distribution of assets of the Bank, the Trustees, subject to the provisions of Article Six hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon any certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustees or the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Bank, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 1204 Trustees’ Compensation Not Prejudiced. Nothing in this Article Twelve will apply to amounts due to the Trustees pursuant to other sections in this Indenture.

SECTION 1205 Trustees Entitled to Assume Payments Not Prohibited in Absence of Notice. The Trustees shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustees, and the Trustees shall not be required to withhold payment to the Holders of Securities, unless and until the Trustees shall have received written notice thereof at its Corporate Trust Office from the Bank, or from one or more holders of Senior Indebtedness of the Bank or from any representative therefor and, prior to the receipt of any such written notice, the Trustees, subject to the provisions of Sections 601 and 603, shall be entitled to assume conclusively that no such facts exist.

The Trustees, subject to the provisions of Article Six hereof, shall be entitled to rely on the delivery to it of a written notice by the Bank or a person representing himself, herself or itself to be a holder of Senior Indebtedness of the Bank to establish that such notice has been given. In the event that the Trustees determine in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness of the Bank to participate in any payment or distribution pursuant to this Article Twelve, the Trustees may request such person to furnish evidence to the reasonable satisfaction of the Trustees as to the amount of such Senior Indebtedness of the Bank held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 1206 No Fiduciary Duty of Trustees to Holders of Senior Indebtedness of the Bank. The Trustees shall not be deemed to owe any fiduciary duty to the holders of Senior

Indebtedness of the Bank, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of the Securities of any series or the Bank or any other Person, cash, property or securities to which any holders of Senior Indebtedness of the Bank shall be entitled by virtue of this Article Twelve or otherwise. Nothing in this Section 1206 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness of the Bank or their representative.

ARTICLE THIRTEEN

CONVERSION INTO COMMON SHARES UPON A TRIGGER EVENT

SECTION 1301 NVCC Automatic Conversion. Upon the occurrence of a Trigger Event, each outstanding Security will automatically and immediately be converted, on a full and permanent basis, without any action on the part of, or the consent of, the Holders of Securities, into fully-paid and non-assessable Common Shares, in a manner specified as contemplated by Section 301 for such Security or pursuant to Article Nine (an “NVCC Automatic Conversion”).

SECTION 1302 Agreement with Respect to a Trigger Event. By acquiring any Security, each Holder or Beneficial Owner of such Security or any interest therein, including any person acquiring any such Security or interest therein after the date thereof, irrevocably consents to the principal amount of the Security and any accrued and unpaid interest thereon being deemed paid in full by the issuance of Common Shares upon the occurrence of a Trigger Event and the resulting NVCC Automatic Conversion, which occurrence and resulting NVCC Automatic Conversion shall occur without any further action on the part of such Holder or Beneficial Owner or the Trustees.

SECTION 1303 General.

(a) Notwithstanding any other provision of this Indenture or the Securities, the conversion of the Securities shall not be an Event of Default and the only consequence of a Trigger Event shall be the conversion of such Securities into Common Shares.

(b) The Trustees shall have no duty to determine the occurrence of an NVCC Automatic Conversion or any calculations in connection with any such NVCC Automatic Conversion. The Trustees make no representation as to the validity or value of any securities or assets issued upon an NVCC Automatic Conversion, and the Trustees shall not be responsible for the Bank’s failure to comply with any provisions of this Article Thirteen.

ARTICLE FOURTEEN

MISCELLANEOUS PROVISION

SECTION 1401 Consent to Jurisdiction and Service of Process. The Bank irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Security. The Bank irrevocably waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. The Bank agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Bank and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Bank is subject) by a suit upon such judgment, provided that service of process is effected upon the Bank in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the Bank does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.

As long as any of the Securities remain outstanding, the Bank will at all times have an authorized agent in the Borough of Manhattan, The City of New York upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Bank shall to the extent permitted by law be deemed in every respect effective service of process upon the Bank in any such legal action or proceeding. The Bank hereby appoints the Vice President, US Operations of The Bank of Nova Scotia, as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at The Bank of Nova Scotia, 250 Vesey Street, New York, New York 10281 (Attention: Vice President, US Operations, The Bank of Nova Scotia) (or at such other address in the Borough of Manhattan, The City of New York, as the Bank may designate by written notice to the Trustees).

The Bank hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Bank in Toronto set forth in the first paragraph of this instrument or to any other address of which the Bank shall have given written notice to the Trustee. The Bank irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the Bank in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Bank.

Nothing in this Section shall affect the right of the Trustees or any Holder to serve process in any manner permitted by law or limit the right of the Trustees to bring proceedings against the Bank in the courts of any jurisdiction or jurisdictions.

SECTION 1402 Indenture and Securities Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Bank or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

SECTION 1403 Execution in Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes.

SECTION 1404 Waiver of Jury Trial. EACH OF THE BANK AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 1405 FATCA. The Bank agrees (i) to provide the Trustees with such reasonable information as it has in its possession to enable the Trustees to determine whether any payments pursuant to this Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (as used in this section only, “Applicable Law”), and (ii) that the Trustees shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:
Name:
Title:

By:
Name:
Title: